LP Reports First Quarter 2015 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter of 2015, which included the following:

•	Sales for the first quarter of $472 million were higher by 6 percent compared to the year ago quarter.

•	Loss from continuing operations was $35 million ($0.24 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $19 million ($0.13 per diluted share).

•	Adjusted EBITDA from continuing operations for the first quarter was $6 million compared to $23 million in the first quarter of 2014.

•	Cash and cash equivalents were $468 million as of March 31, 2015.

“Though we were encouraged by the increase in housing permits, we saw only a slight upswing in North American housing activity in the first quarter,” said Curt Stevens, chief executive officer.  “As a result, OSB prices languished in the quarter on relatively flat volumes compared to last quarter, hurting our results.   On the other hand, our more diversified Siding business posted record results with increased sales in all of its segments including housing, retail, repair and remodel and non-residential structures. ”

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the first quarter of 2015 of $190 million, a 2 percent decrease from $195 million of net sales in the first quarter of 2014. For the first quarter of 2015, the OSB segment reported an operating loss of $28 million compared to $2 million in the first quarter of 2014. For the first quarter of 2015, adjusted EBITDA from continuing operations for this segment decreased by $25 million compared to the first quarter of 2014. For the first quarter of 2015 as compared to first quarter of 2014, sales volumes increased 14 percent and sales prices decreased by 13 percent. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $29 million for the quarter as compared to the first quarter of 2014.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $174 million in the first quarter of 2015, an increase of 21 percent from $144 million in the year-ago first quarter. For the first quarter of 2015, the Siding segment reported operating income of $33 million compared to $19 million in the year-ago quarter. For the first quarter of 2015, the Siding segment reported $38 million in adjusted EBITDA from continuing operations, an increase of $15 million compared to the first quarter of 2014.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP sales in the first quarter of 2015 totaled $65 million, up 4 percent from the year-ago quarter. Operating losses increased to $4 million for the first quarter of 2015 from $3 million in the first quarter of 2014. For the first quarter, the EWP segment showed a decrease of $2 million in adjusted EBITDA from continuing operations as compared to the same quarter in 2014.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. the segment reported sales in the first quarter of 2015 of $36 million, down 2 percent from $37 million in the first quarter of 2014. Operating income was $2 million for the first quarter of 2015 compared to $4 million in the first quarter of 2014. For the first quarter, LP reported adjusted EBITDA from continuing operations in this segment of $5 million, a decrease of $2 million as compared to the first quarter of 2014.

COMPANY OUTLOOK

“The planned conversion of our Swan Valley mill to Siding is on track and will provide more product to this growing market,” continued Stevens.  “In OSB and EWP, we are carefully watching customer inventories and managing our production to real demand.  Most of our customers are expecting a stronger upcoming building season and we will be ready to serve their increased needs.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$471.7	$444.7

Loss from operations	$(33.2)	$(10.2)

Loss from operations before taxes and equity in income of unconsolidated affiliates	$(41.5)	$(20.4)

Non-GAAP adjusted loss from continuing operations	$(18.9)	$(7.0)

Net loss	$(34.5)	$(14.2)

Net loss per share - basic and diluted	$(0.24)	$(0.10)

Average shares of stock outstanding - basic and diluted	142.0	140.8

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$471.7	$444.7
Operating costs and expenses:
Cost of sales	427.8	388.4
Depreciation and amortization	26.7	25.6
Selling and administrative	38.7	40.9
(Gain) loss on sale or impairment of long-lived assets, net	0.1	—
Other operating charges and credits, net	11.6	—
Total operating costs and expenses	504.9	454.9
Loss from operations	(33.2)	(10.2)

Non-operating income (expense):
Interest expense, net of capitalized interest	(7.5)	(7.7)
Interest income	1.4	1.8
Other non-operating items	(2.2)	(4.3)
Total non-operating income (expense)	(8.3)	(10.2)

Loss from operations before taxes and equity in income of unconsolidated affiliates	(41.5)	(20.4)
Benefit for income taxes	(6.3)	(5.6)
Equity in income of unconsolidated affiliates	(0.7)	(0.6)
Net loss	(34.5)	(14.2)

Loss per share of common stock (basic and diluted):	$(0.24)	$(0.10)

Average shares of stock outstanding - basic and diluted	142.0	140.8

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$468.3	$532.7
Receivables	137.2	108.4
Inventories	262.1	229.8
Prepaid expenses and other current assets	22.8	25.0
Deferred income taxes	29.1	45.1
Assets held for sale	9.3	9.3
Total current assets	928.8	950.3

Timber and timberlands	54.1	67.1
Property, plant and equipment, at cost	2,313.3	2,315.1
Accumulated depreciation	(1,483.0)	(1,464.4)
Net property, plant and equipment	830.3	850.7

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	5.7	5.0
Deferred debt costs	5.3	5.6
Long-term investments	4.6	4.6
Restricted cash	10.4	10.4
Other assets	17.3	17.3
Long-term deferred tax asset	0.6	0.6
Total assets	$2,299.0	$2,353.5

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.2	$2.4
Accounts payable and accrued liabilities	182.4	168.3
Current portion of contingency reserves	2.0	2.0
Total current liabilities	186.6	172.7

Long-term debt, excluding current portion	757.9	759.5
Deferred income taxes	119.2	139.5
Contingency reserves, excluding current portion	12.6	12.2
Other long-term liabilities	147.6	153.8

Stockholders’ equity:
Common stock	152.8	152.8
Additional paid-in capital	501.5	507.0
Retained earnings	777.8	812.3
Treasury stock	(219.6)	(225.0)
Accumulated comprehensive loss	(137.4)	(131.3)
Total stockholders’ equity	1,075.1	1,115.8
Total liabilities and stockholders’ equity	$2,299.0	$2,353.5

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34.5)	$(14.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26.7	25.6
Income from unconsolidated affiliates	(0.7)	(0.6)
(Gain) loss on sale or impairment of long-lived assets, net	0.1	—
Other operating charges and credits, net	11.6	—
Stock-based compensation related to stock plans	2.4	2.1
Exchange loss on remeasurement	3.6	5.2
Cash settlement of contingencies, net of accruals	0.5	(0.5)
Cash settlements of warranties, net of accruals	(3.0)	(2.7)
Pension expense, net of contributions	2.0	0.6
Non-cash interest expense, net	(0.1)	0.5
Other adjustments, net	0.3	(0.2)
Changes in assets and liabilities:
Increase in receivables	(30.9)	(64.4)
Increase in inventories	(34.2)	(51.3)
Decrease in prepaid expenses and other current assets	2.0	2.5
Increase in accounts payable and accrued liabilities	17.2	32.4
Decrease in deferred income taxes	(7.0)	(8.0)
Net cash used in operating activities	(44.0)	(73.0)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(14.9)	(24.0)
Proceeds from sales of assets	0.4	0.1
Increase in restricted cash under letters of credit/credit facility	—	(0.2)
Net cash used in investing activities	(14.5)	(24.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.4)	(1.1)
Sale of common stock under equity plans	0.1	—
Taxes paid related to net share settlement of equity awards	(2.4)	(1.4)
Net cash used in financing activities	(3.7)	(2.5)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2.2)	(5.5)
Net decrease in cash and cash equivalents	(64.4)	(105.1)
Cash and cash equivalents at beginning of period	532.7	656.8
Cash and cash equivalents at end of period	$468.3	$551.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Three Months Ended March 31,
Dollar amounts in millions	2015	2014
Net sales:
OSB	$190.2	$194.9
Siding	173.5	143.5
Engineered Wood Products	64.8	62.2
South America	35.9	36.6
Other	7.3	7.9
Intersegment Sales	—	(0.4)
	$471.7	$444.7
Operating profit (loss):
OSB	$(28.4)	$(1.9)
Siding	32.9	19.2
Engineered Wood Products	(4.1)	(3.1)
South America	2.4	4.2
Other	(0.9)	(0.7)
Other operating charges and credits, net	(11.6)	—
Gain (loss) on sale or impairment of long-lived assets	(0.1)	—
General corporate and other expenses, net	(22.7)	(27.3)
Other non-operating income (expense)	(2.2)	(4.3)
Interest income	1.4	1.8
Interest expense, net of capitalized interest	(7.5)	(7.7)
Loss from operations before taxes	(40.8)	(19.8)
Benefit for income taxes	(6.3)	(5.6)
Net loss	$(34.5)	$(14.2)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the three months ended March 31, 2015 and 2014.

	Three Months Ended
	March 31,
	2015	2014
Oriented strand board, million square feet 3/8" basis(1)	1,004	965
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	10	45
Wood-based siding, million square feet 3/8" basis	312	273
Engineered I-Joist, million lineal feet(1)	16	21
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,638	2,203

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.